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                                                                   EXHIBIT 23(a)
                                                                   -------------


CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated January 19, 1999, with respect to the consolidated financial statements of TRW Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998, in the following Registration Statement Nos.: 333-48443 on Form S-3, 333-43931 on Form S-3, 33-61711 on Form S-3, 33-42870 on Form S-3, 333-27003 on
Form S-8, 333-27001 on Form S-8, 333-20351 on Form S-8, 333-06633 on Form S-8,
333-03973 on Form S-8, 33-53503 on Form S-8, 33-29751 on Form S-8, 2-90748 on
Form S-8 and 2-64035 on Form S-8.



                                                           /s/ Ernst & Young LLP



Cleveland, Ohio
March 19, 1999